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                                                                       Exhibit 1


                            Agreement of Joint Filing

     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                    TYCO INTERNATIONAL LTD.


                                    By: /s/ MARK H. SWARTZ
                                       ---------------------------------
                                    Name:  Mark H. Swartz
                                    Title: Executive Vice President and
                                           Chief Financial Officer



                                    TGN HOLDINGS LTD.


                                    By: /s/ GLEN J. MISKIEWICZ
                                       ---------------------------------
                                    Name:  Glen J. Miskiewicz
                                    Title: Vice President